SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2014

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2014, Otter Tail Power Company (“OTP”), a wholly owned subsidiary of Otter Tail Corporation (the “Company”), and OTP’s co-owners in the Coyote Station baseload generation plant, Northern Municipal Power Agency, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc. and NorthWestern Corporation (collectively with OTP, the “Co-owners”), entered into a First Amendment to Lignite Sales Agreement dated as of January 30, 2014 (the “First Amendment”) with Coyote Creek Mining Company, L.L.C. (“CCMC”). The First Amendment amends the Lignite Sales Agreement dated as of October 10, 2012 (the “Agreement”) among the Co-owners and CCMC. The Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 15, 2012 and filed as Exhibit 10-J to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2013.

Under the First Amendment, the Co-owners have the right, at any time during the term of the Agreement and on the terms and subject to the conditions set forth in the First Amendment, to purchase from CCMC one or more of three capital asset classes of CCMC: rolling stock, dragline(s) and fixed capital assets. The purchase price for each class of assets would be the net book value of that class of assets as reflected on the financial statements of CCMC. Under the original Agreement, the Co-owners had the right to purchase all of CCMC’s capital assets for the net book value of such capital assets, but did not have the right to purchase subclasses of the capital assets.

The summary in this Item 1.01 of the material terms of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Lignite Sales Agreement dated as of January 30, 2014 among Otter Tail Power Company, Northern Municipal Power Agency, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., NorthWestern Corporation and Coyote Creek Mining Company, L.L.C.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: January 30, 2014

	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	First Amendment to Lignite Sales Agreement dated as of January 30, 2014 among Otter Tail Power Company, Northern Municipal Power Agency, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., NorthWestern Corporation and Coyote Creek Mining Company, L.L.C.